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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
HRPT PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2008

To the Shareholders of HRPT Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m. on Thursday, June 12, 2008, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, 02458, for the following purposes:

  1.
  To elect one Independent Trustee in Group I to our Board.

  2.
  To elect one Managing Trustee in Group I to our Board.

  3.
  To consider and vote on a shareholder proposal, if it is properly presented at the meeting, requesting our Board of Trustees to implement a policy regarding the chairperson of the Board.

  4.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2 AND "AGAINST" THE SHAREHOLDER PROPOSAL IN ITEM 3.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record at the close of business on April 14, 2008 are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

        This year, new Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

                      By Order of the Board,

                      JOHN C. POPEO,                       Secretary

Newton, Massachusetts
April 21, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO MAY 30, 2008 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING, EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 12, 2008

INTRODUCTION

        A notice of the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2007, including our audited financial statements, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about April 21, 2008.

        The annual meeting record date is April 14, 2008. Only shareholders of record as of the close of business on April 14, 2008, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 225,444,497 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to vote at the meeting representing a majority of the total number of common shares entitled to vote on a question will constitute a quorum for such question. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum for the meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of that meeting and will subject us to additional expense.

        The affirmative vote of a majority of our common shares entitled to vote at the meeting is required for the election of the nominees for Trustee described in Items 1 and 2. The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the approval of the shareholder proposal described in Item 3.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Trustee in Items 1 and 2 and "AGAINST" the proposal in Item 3.

        Shareholders of record may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested paper or email copies of proxy materials at any time prior to May 30, 2008, by completing and returning the proxy card, or by attending the meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on June 11, 2008.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the street name holder that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be "broker non-votes."

        Under the NYSE rules, Items 1 and 2 (election of trustees) are considered routine items for which street name shares may be voted without specific instructions. If your street name holder completes and returns a proxy on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy will be voted "FOR" the nominees for Trustee in Items 1 and 2. Under the NYSE rules, Item 3 (shareholder proposal) is considered a non-routine item for which street name holders may not vote shares without specific instructions. As a result, if a shareholder does not instruct his or her street name holder as to how such shareholder's common shares should be voted with respect to Item 3, a "broker non-vote" will occur.

        Abstentions and shares not voted will have the same effect as votes "AGAINST" the nominees for Trustee in Items 1 and 2.

        If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we will not deliver another notice of the meeting unless it is to be held after August 12, 2008. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our secretary a written revocation or a duly executed proxy bearing a later date, by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one at any time prior to May 30, 2008. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on June 11, 2008. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

        Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials via the internet. Accordingly, all of our shareholders will receive a Notice of Internet Availability, which will be mailed on or about April 21, 2008.

        On the date of mailing of the Notice of Internet Availability, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Items 1 and 2.

ELECTION OF TRUSTEES

        The number of our Trustees is currently fixed at five, and our Board is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Barry M. Portnoy and Frederick N. Zeytoonjian in Group I with a term of office expiring at the meeting to which this proxy statement relates, William A. Lamkin and Adam D. Portnoy in Group II with a term of office expiring at our 2009 annual meeting of shareholders, and Patrick F. Donelan in Group III with a term of office expiring at our 2010 annual meeting of shareholders. The term of the Group I Trustees elected at the meeting will expire at our 2011 annual meeting of shareholders.

        Our Trustees are also qualified as Independent Trustees or Managing Trustees. Our Independent Trustees are not our officers, are not involved in our day to day activities and are not employed by, or an affiliate of, Reit Management & Research LLC, or RMR, our manager, and do not otherwise have a material business or professional relationship with us, RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest and are persons who qualify as independent under our declaration of trust, bylaws and applicable rules of the NYSE. Our Managing Trustees are involved in our day to day activities or are employed by RMR. Our Board of Trustees is currently composed of three Independent Trustees and two Managing Trustees. Messrs. Donelan, Lamkin and Zeytoonjian are our Independent Trustees, and Messrs. Barry Portnoy and Adam Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears below in this proxy statement.

Item 1:    Election of One Independent Trustee

        Pursuant to a recommendation of our Nominating and Governance Committee, our Board has nominated Mr. Zeytoonjian for election as an Independent Trustee in Group I. The term of the Independent Trustee in Group I elected at the meeting will expire at our 2011 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Zeytoonjian, except to the extent that properly completed proxies indicate that the votes should be withheld for the nominee.

        Mr. Zeytoonjian has agreed to serve as an Independent Trustee in Group I if elected. However, if Mr. Zeytoonjian becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our present Board. Our Board has no reason to believe that Mr. Zeytoonjian will be unable to serve.

        Our Board recommends a vote "FOR" the election of Mr. Zeytoonjian as an Independent Trustee in Group I.

Item 2:    Election of One Managing Trustee

        Pursuant to a recommendation of our Nominating and Governance Committee, our Board has nominated Mr. Barry Portnoy for election as a Managing Trustee in Group I. The term of the Managing Trustee in Group I elected at the meeting will expire at our 2011 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Barry Portnoy, except to the extent that properly completed proxies indicate that the votes should be withheld for the nominee.

        Mr. Barry Portnoy has agreed to serve as a Managing Trustee in Group I if elected. However, if Mr. Barry Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our present Board. Our Board has no reason to believe that Mr. Barry Portnoy will be unable to serve.

        Our Board recommends a vote "FOR" the election of Mr. Barry Portnoy as a Managing Trustee in Group I.

SOLICITATION OF PROXIES

        We are paying the cost of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of April 14, 2008, of our Trustees and our executive officers:

Trustee Nominees for a Term Expiring In 2011

BARRY M. PORTNOY, Age: 62

        Mr. Portnoy has been one of our Managing Trustees since 1986. Mr. Portnoy has been a Managing Trustee of Hospitality Properties Trust, or HPT, and of Senior Housing Properties Trust, or SNH, since 1995 and 1999, respectively. He has been a Managing Director of Five Star Quality Care, Inc., or Five Star, and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is the majority owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been the Chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a Managing Trustee and portfolio manager of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Funds Series Trust since 2002, 2004, 2004, 2004, 2007 and 2007, respectively and Managing Trustee of RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since 2006 and 2007, respectively. Mr. Portnoy is a Managing Trustee in Group I and, if elected at the meeting, he will serve until our 2011 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 72

        Mr. Zeytoonjian has been one of our Independent Trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian also has been a Trustee of SNH since 2003. Mr. Zeytoonjian is an Independent Trustee in Group I and, if elected at the meeting, will serve until our 2011 annual meeting of shareholders.

Continuing Trustees

PATRICK F. DONELAN, Age: 66

        Mr. Donelan has been one of our Independent Trustees since 1998. Mr. Donelan has been principally employed as a private investor since December 2003. Mr. Donelan was the Non-Executive Chairman and member of the advisory board from December 2002 until December 2003, and was Chairman and Chief Executive Officer from July 2001 through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. Prior to its acquisition by Dresdner Bank in 1995, Mr. Donelan was Chairman of Kleinwort Benson (North America) Inc., the U.S. based subsidiary of Kleinwort Benson Limited, a United Kingdom based bank. At the time of his retirement in 2001, he was a Managing Director at Dresdner Kleinwort Wasserstein, the U.K. subsidiary of Dresdner Bank of Germany. Mr. Donelan has also been an independent director of TravelCenters of America, LLC, or TA, since January 2007. Mr. Donelan is an Independent Trustee in Group III and will serve until our 2010 annual meeting of shareholders.

WILLIAM A. LAMKIN, Age: 48

        Mr. Lamkin has been one of our Independent Trustees since 2006. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since November 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since October 2002. From December 2001 until October 2002, Mr. Lamkin served as a financial consultant to companies in the technology sector. Previously, he was a Senior Vice President in the investment banking division of ABN AMRO, Incorporated and has held other positions in the investment banking business. Mr. Lamkin has also served as an Independent Trustee of HPT since January 2007. Mr. Lamkin is an Independent Trustee in Group III and will serve until our 2009 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 37

        Mr. Portnoy has been one of our Managing Trustees since 2006. Mr. Portnoy has been a Managing Trustee of HPT and SNH since 2007. He was our Executive Vice President from 2003 through 2006. Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors. Mr. Portnoy has been President of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President and portfolio manager of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Funds Series Trust and President of RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice-President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund beginning in 2004, 2004, 2004, 2004, 2006 and 2007, respectively. Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Adam Portnoy is the son of Barry Portnoy, our other Managing Trustee. Mr. Adam Portnoy is a Managing Trustee in Group II and will serve until our 2009 annual meeting of shareholders.

Executive Officers

JOHN A. MANNIX, Age: 52

        Mr. Mannix has been our President and Chief Operating Officer since 1999. Mr. Mannix has also been a Senior Vice President of RMR since 2006, and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board's Real Estate Finance Association.

JOHN C. POPEO, Age: 47

        Mr. Popeo has been our Treasurer, Chief Financial Officer and Secretary since 1999. Mr. Popeo has also been a Senior Vice President of RMR since 2006, and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE, Age: 47

        Mr. Lepore has been one of our Senior Vice Presidents since 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore has also been a Senior Vice President of RMR since 2006, and was Vice President prior to that time, and has served in various capacities with RMR and its affiliates for over five years. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

JENNIFER B. CLARK, Age: 46

        Ms. Clark has been one of our Senior Vice Presidents since 1999 and has also been a Senior Vice President of RMR since 2006, and was Vice President prior to that time, and has been employed by RMR since 1999. Ms. Clark is primarily responsible for leasing our properties and tenant relations.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

        Three of our Trustees, Patrick F. Donelan, William A. Lamkin and Frederick N. Zeytoonjian, are our Independent Trustees within the meaning of our declaration of trust and bylaws; that is, Trustees who are not our officers, are not involved in our day to day activities, are not employees or affiliates of RMR, our manager, and do not otherwise have a material business or professional relationship with us, RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest and are persons who qualify as independent trustees under our declaration of trust, bylaws and applicable rules of the NYSE. Two of our Trustees, Adam and Barry Portnoy, are Managing Trustees; that is Trustees who are involved in our day to day activities or are employed by our manager, RMR.

        In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but from that of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

        Our Board has determined that Messrs. Donelan, Lamkin and Zeytoonjian currently qualify as Independent Trustees under our declaration of trust, bylaws and NYSE rules. In making that determination with respect to Mr. Donelan, our Board considered Mr. Donelan's past employment with Dresdner Kleinwort Wasserstein, an affiliate of which was the agent and a lender under our previous revolving bank credit facility. Such former relationship ended over five years ago and was with a very large bank for which we did not account for a material amount of revenues. Our Board also considered each of these three Trustees' service in other enterprises and on the boards of other publicly traded companies managed or advised by RMR and its affiliates. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under our declaration of trust, bylaws and NYSE standards.

        During 2007, our Board held nine meetings, our Audit Committee held nine meetings, our Compensation Committee held four meetings, and our Nominating and Governance Committee held one meeting. During 2007, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

BOARD COMMITTEES

        We have a standing Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has a written charter. Each of the above committees is comprised of Messrs. Donelan, Lamkin and Zeytoonjian, who are independent under our declaration of trust, bylaws and applicable NYSE listing standards and each committee's respective charter.

        The primary function of our Audit Committee is to select our independent registered public accounting firm and to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function. Our Board has determined that Mr. Lamkin is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Lamkin is a financial expert was based upon: (i) his current position as partner of Ackrell Capital LLC, an investment advisory firm; and (ii) his prior experience (a) as a financial consultant, (b) as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated and (c) in various investment banking positions with Donaldson, Lufkin & Jenrette, PaineWebber and Kidder, Peabody, where he worked with the Real Estate Investment Banking Group and the Project Lease Finance Group.

        Our Compensation Committee's primary responsibilities include: (1) reviewing, at least annually, the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President; (3) reviewing the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; and (4) evaluating, approving and administering all our equity compensation plans. The Compensation Committee is delegated the powers of our Board necessary to carry out these responsibilities.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public companies for which RMR provides services. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants.

Subsequent to this meeting, the members of the Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and other factors and determines the amount of the share awards. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development, and recommendation to our Board, of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.hrpreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458 or at our website, www.hrpreit.com.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.hrpreit.com), by calling our toll free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS

        Our Board has established Governance Guidelines which, among other matters, set forth the qualifications for service on our Board. These guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes may be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: the quality of the candidate's past services to us, if any; the business and personal experiences of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment, the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to Board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the qualification of the candidate to be either an Independent Trustee or a Managing Trustee; and other matters that the Nominating and Governance Committee deems appropriate. An "Independent Trustee" is one who is not one of our officers, is not involved in our day to day activities and is not an employee or affiliate of RMR and does not otherwise have a material business or professional relationship with us, RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest and who qualifies as independent under our declaration of trust, bylaws and applicable rules of the NYSE. A "Managing Trustee" is a Trustee who is not an Independent Trustee and who has been an employee of our manager or has been involved in our day to day activities for at least one year prior to his or her election. In seeking candidates for Trustees who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm.

        In 2007, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2008 annual meeting, except the nominations made by our Board which includes Board members who are shareholders of record.

        Shareholder recommendations for nominees.    It is the policy of our Nominating and Governance Committee to consider candidates for election as Trustees who are recommended by our shareholders of record who are entitled to make nominations of persons for election to our Board at the applicable meeting and who have timely and properly provided a notice of a recommendation for a nominee. The notice for a recommendation for a nominee must be delivered to our secretary and to the Chair of our Nominating and Governance Committee at our principal executive offices not later than the time that a notice of a nomination must be provided to our secretary as described below for the applicable meeting. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. In considering shareholder recommendations for nominees, the Nominating and Governance Committee may request additional information concerning the nominee or the nominating shareholder or shareholder associated person (as defined below).

        Shareholder nominations and proposals at annual meetings.    Under our bylaws, in order for a shareholder to be entitled to nominate a person for election to our Board at an annual meeting of shareholders or to propose any other item of business to be considered by shareholders at an annual meeting, such shareholder must (1) be a shareholder of record at the time of giving of notice described below and at the time of the annual meeting, (2) be entitled to vote at the meeting, (3) timely and properly give the notice described below, and (4) otherwise comply with the terms and provisions of our bylaws.

        For nominations for election to our Board or other business to be properly brought before an annual meeting by a shareholder of record, the shareholder of record must have given timely notice thereof in writing to our secretary and such other business must otherwise be a proper matter for action by shareholders. To be timely, a notice from a shareholder of record must set forth all information required below and must be delivered to our secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. In the event that the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the proxy statement for the preceding year's annual meeting, notice by the shareholder of record to be timely must be so delivered not earlier than the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of: (1) the 90th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made by us. In no event will the postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

        No shareholder is entitled to give such a notice of a nomination for election to our Board or of other business to be properly brought before an annual meeting or to make a recommendation for a nomination, unless such shareholder is a shareholder of record at the relevant times described above and holds share certificates for all our shares of beneficial interest owned by such shareholder, and a copy of each such share certificate must accompany such shareholder's notice to our secretary in order for such notice to be effective.

        A notice from a shareholder of record referred to in the preceding paragraph must set forth:

  •
  as to each individual whom the shareholder of record proposes to nominate (or recommend, as the case may be) for election or reelection as a Trustee, or a proposed nominee, and any proposed nominee associated person (as defined below) (1) the name, age, business address and residence address of such proposed nominee and the name and address of such proposed nominee associated person, (2) the class, series and number of any shares of our beneficial interest that are beneficially owned or owned of record by such proposed nominee or by such proposed nominee associated person, (3) a statement of whether such proposed nominee is proposed for nomination as an Independent Trustee or a Managing Trustee and a description of such proposed nominee's qualifications to be an Independent Trustee or Managing Trustee, as the case may be, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all purchases and sales of our securities by such proposed nominee or by such proposed nominee associated person during the previous 12 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all derivative transactions (as defined below) by such proposed nominee or by such proposed nominee associated person during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such proposed nominee or proposed nominee associated person would be required to report on an insider report (as defined below) if such proposed nominee or proposed nominee associated person were a Trustee or the beneficial owner of more than 10 percent of the shares of the trust at the time of the transactions, (7) to the extent known by such proposed nominee or such proposed nominee associated person, the name and address of any other person who owns, of record or beneficially, any shares of our beneficial interest and who supports the proposed nominee for election or reelection as a Trustee, (8) all other information relating to such proposed nominee or such proposed nominee associated person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (9) such proposed nominee's notarized written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected;

  •
  as to any other business that the shareholder of record proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any shareholder associated person (as defined below), including any anticipated benefit to such shareholder or any shareholder associated person therefrom and (3) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

  •
  as to the shareholder of record giving the notice and any shareholder associated person, (1) the class, series and number of all shares of our beneficial interest which are owned of record by such shareholder or by such shareholder associated person, if any, and (2) the class, series and number of, and the nominee holder for, all shares owned beneficially but not of record by such shareholder or by such shareholder associated person, if any;

  •
  as to the shareholder of record giving the notice and any shareholder associated person covered in the second and third bullet points above, (1) the name and address of such shareholder, as they appear on our share ledger; and the current name and address, if different, of such shareholder associated person and (2) the investment strategy or objective, if any, of such shareholder or shareholder associated person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder or shareholder associated person;

  •
  as to the shareholder of record giving the notice and any shareholder associated person covered in the second and third bullet points above, (1) a description of all purchases and sales of our securities by such shareholder or shareholder associated person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (2) a description of all derivative transactions by such shareholder or shareholder associated person during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include all information that such shareholder or shareholder associated person would be required to report on an insider report if such shareholder or shareholder associated person were a Trustee or the beneficial owner of more than 10 percent of the shares of the trust at the time of the transactions; and

  •
  to the extent known by the shareholder of record giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of our beneficial interest and who supports the nominee for election or reelection as a Trustee or the proposal of other business on the date of such shareholder's notice.

        As used above,

  •
  a "shareholder associated person" of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of our shares of beneficial interest owned of record, or beneficially, by such shareholder and (3) any person controlling, controlled by or under common control with such shareholder or shareholder associated person;

  •
  a "proposed nominee associated person" of any proposed nominee means (1) any person acting in concert with such proposed nominee, (2) any beneficial owner of shares of our beneficial interest owned of record or beneficially by such proposed nominee and (3) any person controlling, controlled by or under common control with such proposed nominee or proposed nominee associated person;

  •
  a "derivative transaction" by any person means (1) any transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the trust, or similar instrument with a value derived in whole or in part from the value of a security of the trust, in any such case whether or not it is subject to settlement in a security of the trust or otherwise or (2) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the trust or to increase or decrease the number of securities of the trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the trust or otherwise; and

  •
  an "insider report" means a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee or who is directly or indirectly the beneficial owner of more than 10 percent of our shares of beneficial interest.

        At the same time as or prior to the submission of any shareholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by us, would cause us to be in breach of any of our covenants in any existing or proposed debt instrument, agreement or other material contract or agreement, the proponent shareholder or shareholders must submit to our secretary at our principal executive offices (1) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or (2) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to our Board in its discretion.

        At the same time or prior to the submission of any shareholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by us without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent shareholder or shareholders must submit to our secretary at our principal executive offices (1) evidence satisfactory to our Board that any and all required notices, consents or approvals have been given or obtained, including without limitation such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or other requirements, or (2) a plan for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to our Board in its discretion.

        If information submitted pursuant to these requirements by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders is incomplete or inaccurate, any authorized officer or our Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with the procedures described above and in our bylaws. Upon written request by our secretary or our Board or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders must provide, within three business days of delivery of such request (or such other period as may be specified in such request) (i) written verification, satisfactory to any authorized officer or our Board or any committee thereof, in his, her or its sole discretion, to demonstrate the accuracy of any information submitted by the shareholder and (ii) a written update, to a current date, of any information submitted by the shareholder pursuant to the procedures described above and in our bylaws as of an earlier date. If a shareholder fails to provide such written verification or such written update within such period, any authorized officer or our Board or any committee thereof may treat the information as to which written verification or written update was requested as not having been provided in accordance with the procedures described above and in our bylaws. We are not required to request clarification or updating of the information provided by any shareholder, but our Board of Trustees, a committee thereof or our secretary acting on behalf of our Board or committee may do so in its discretion.

        Additional requirements for shareholder nominations and proposals appear in our bylaws. Only such individuals who are nominated in accordance with the procedures described above and in our bylaws will be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth above and in our bylaws. The chairperson of the shareholders meeting will have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these procedures and, if any proposed nomination or other business is not in compliance with these procedures, to declare that such defective nomination or proposal be disregarded.

        A shareholder submitting any nominations or proposals of business to be considered at an annual or special meeting must also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to matters set forth above and in our bylaws. Nothing in the above described procedures will be deemed to require that a shareholder nomination of an individual for election to our Board or a shareholder proposal relating to other business be included in our proxy statement except as may be required by law.

        Our Board may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by our Board, as amended and supplemented from time to time in the discretion of our Board. The terms of such an agreement may be substantially similar to our code of business conduct and ethics or any similar code promulgated by us or may differ from or supplement such code.

        For purposes of the foregoing, "public announcement" means disclosure in (1) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (2) a document publicly filed by us with the SEC pursuant to the Exchange Act.

        2009 annual meeting deadlines.    To be eligible for consideration at our 2009 annual meeting, shareholder nominations of a candidate (or candidates) to be elected as a Trustee (or Trustees) must be received at our principal executive offices in the manner described above and in our bylaws no earlier than December 22, 2008 and no later than January 21, 2009. Shareholder nominations must also be made in compliance with the informational requirements about the nominee and the nominating shareholder of record, be accompanied by the copies of the documents described above and in our bylaws, and otherwise conform to the requirements as set forth above and in our bylaws. Shareholder nominations which are recommended by our Nominating and Governance Committee and supported by our Board will appear in our 2009 proxy statement. Shareholder nominations which are properly made in accordance with the procedures set forth above and in our bylaws but are not recommended by our Nominating and Governance Committee or are not supported by our Board will not, unless required by law, appear in our 2009 proxy statement, but they may be considered at our annual meeting.

        Under our bylaws and the rules and regulations of the SEC, to be eligible for inclusion in the proxy statement for our 2009 annual meeting, shareholder proposals other than nominations must be received at our principal executive offices no later than December 22, 2008, and must otherwise satisfy the conditions for inclusion described above and those under our bylaws and SEC rules and regulations. Proposals by shareholders of record, intended for presentation at the 2009 annual meeting but not intended to be included in our proxy statement for that meeting, other than nominations, must be received at our principal executive office no earlier than December 22, 2008 and no later than January 21, 2009, and must meet all the other requirements described above and those under our bylaws and SEC rules and regulations.

        Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers (Messrs. Mannix and Popeo) directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Incentive Share Award Plan discussed below. Although our Compensation Committee reviews and approves our contract with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in "Related Person Transactions and Company Review of Such Transactions."

Analysis of Grants under Our Incentive Share Award Plan

        Although we do not pay any cash compensation and have no employees, we have adopted an Incentive Share Award Plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Incentive Share Award Plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of our executives with those of our other shareholders and to motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers share awards under our Incentive Share Award Plan. In implementing this plan, the Committee has to date determined to use grants of restricted common shares rather than stock options. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a stock grant plan creates a better identity of interests between management and other shareholders. The Committee does not consider the share grants to be the primary element of compensation of the recipients; we believe the cash compensation that RMR pays these individuals is substantially more than the value of the shares granted to these individuals. In setting incentive share awards under our plan, our Compensation Committee considers multiple factors, including the following primary factors: (1) the scope of responsibility of each individual, (2) the amount of shares previously granted to each recipient, (3) the amount of shares previously granted to persons performing similar services for us as are currently performed by each recipient, (4) the amount of time spent, the complexity of the duties, and the value of services performed, by the particular recipient, (5) the fair market value of the common shares granted, and (6) the recommendations of our officers and Managing Trustees. We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant.

        The Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain with RMR and continue to provide services to us. Prior to 2006, the Committee generally imposed a vesting schedule on share awards under which one third of the shares vested immediately and the remaining shares vested in two equal annual installments on the first and second anniversaries of the date of grant. For award grants from and after 2006, the Committee determined to use a vesting schedule under which one fifth of the shares vested immediately and the remaining shares vested in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Committee made this change to provide an incentive to provide services for a longer term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plan are entitled to distributions.

        As discussed further in the section entitled "Board Committees," it is the Compensation Committee's current policy to consider share grants to executive officers annually in September. Prior to its consideration of share grants, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public companies for which RMR provides management services. The purpose of this meeting is, among other things, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The Chair then provides a report of the information discussed at the meeting to our Compensation Committee. Our Compensation Committee discusses this information and the other factors enumerated above and determines the amount of the share awards.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

Compensation Committee Report

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with the company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company's Annual Report on Form 10-K for the year ended December 31, 2007.

                      COMPENSATION COMMITTEE
                      Frederick N. Zeytoonjian, Chairman
                      Patrick F. Donelan
                      William A. Lamkin

COMPENSATION TABLES

        The following tables provide (1) summary 2007 and 2006 compensation information relating to our executive officers, (2) information with respect to incentive share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2007. Our named executive officers consist of two individuals, our President and Chief Operating Officer and our Treasurer, Chief Financial Officer and Secretary, the compensation of whom is required to be reported herein under the rules of the SEC. The compensation of our other executive officers is below the level at which compensation would be required by such rules to be reported in this proxy statement.

SUMMARY COMPENSATION TABLE FOR 2007 AND 2006

(Shares granted in 2007, 2006 and prior years, which vested in 2007 and 2006)

Name and Principal Position	Year	Stock Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
John A. Mannix President and Chief Operating Officer	2007 2006	$ $	52,070 50,558	$ $	7,224 4,145	$ $	59,294 54,703
John C. Popeo Treasurer, Chief Financial Officer and Secretary	2007 2006	$ $	52,070 50,558	$ $	7,224 4,145	$ $	59,294 54,703

(1)
Represents the value based upon the closing price on the date of grant in 2007, 2006 and prior years of shares vesting in 2007 or 2006, as applicable. This is also the compensation cost recognized by us in the applicable year for purposes of FAS 123R. No assumptions are used in this calculation.

(2)
Consists of distributions during 2007 or 2006, as applicable, on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2007

(Shares granted in 2007, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
John A. Mannix	9/18/07	8,000 Common Shares	$79,200
John C. Popeo	9/18/07	8,000 Common Shares	$79,200

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under FAS 123R. No assumptions are used in this calculation.

        Incentive share awards granted by us to executive officers in 2007 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2007

(Shares granted in 2007 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John A. Mannix	2007	6,400	(2)	$49,472
John A. Mannix	2006	4,800	(3)	$37,104
John C. Popeo	2007	6,400	(2)	$49,472
John C. Popeo	2006	4,800	(3)	$37,104

(1)
Represents the value based upon the final 2007 closing price of our shares, which was $7.73 on December 31, 2007.

(2)
These shares will vest as follows: 1,600 shares in September 2008, 1,600 shares in September 2009, 1,600 shares in September 2010, and 1,600 shares in September 2011.

(3)
These shares will vest as follows: 1,600 shares in September 2008, 1,600 shares in September 2009, and 1,600 shares in September 2010.

OPTION EXERCISES AND STOCK VESTED FOR 2007

(Share grants which vested in 2007, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. Mannix	4,534	$44,350	(1)
John C. Popeo	4,534	$44,350	(1)

(1)
Represents the value based upon the closing price on the 2007 dates of vesting of grants made in 2007 and prior years.

TRUSTEE COMPENSATION FOR 2007

(2007 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation		Total ($)
Patrick F. Donelan	$38,500	$35,100	$—		$73,600
William A. Lamkin	$42,500	$35,100	$—		$77,600
Adam D. Portnoy(2)	$—	$47,866	$840	(3)	$48,706
Barry M. Portnoy	$—	$35,100	$—		$35,100
Frederick N. Zeytoonjian	$39,000	$35,100	$—		$74,100

(1)
Represents the value based upon the closing price on the date of grant.

(2)
Mr. Adam Portnoy served as executive vice president of the company from 2003 until May 2006. The value of his stock awards shown above includes $12,766 for stock awarded to him prior to 2007 that vested in 2007 for service as an officer of the company. At December 31, 2007, all shares held by Mr. Adam Portnoy were vested.

(3)
Consists of distributions during 2007 on unvested shares awarded in 2005.

        Each Independent Trustee receives an annual fee of $25,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $7,500, $3,500 and $3,500, respectively each year. In addition, each Trustee receives a grant of 3,000 of our common shares as part of his annual compensation. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

        Historically, each year our Board has reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. In December 2007, the charter of our Compensation Committee was amended and, beginning in 2008, the Compensation Committee will determine the equity compensation for the Trustees. Our Managing Trustees do not receive any compensation for their services as Trustees, other than common share grants.

Audit Committee Report

        In the course of our oversight of the company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2007; (2) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

                      AUDIT COMMITTEE
                      William A. Lamkin, Chairman
                      Patrick F. Donelan
                      Frederick N. Zeytoonjian

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common shares as of April 14, 2008 by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees and executive officers who served at any time during 2007; and (3) each of our current Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Barclays Global Investors, N.A.(3)	15,516,752	6.9%
The Vanguard Group, Inc.(4)	13,927,092	6.2%
Trustees, Nominees and Executive Officers
Jennifer B. Clark	34,546	*
Patrick F. Donelan	11,250	*
William A. Lamkin	5,250	*
David M. Lepore	33,000	*
John A. Mannix	52,488	*
John C. Popeo	35,000	*
Adam D. Portnoy(5)	1,064,399	*
Barry M. Portnoy(5)(6)	1,739,329	*
Frederick N. Zeytoonjian(5)(7)	31,250
All current Trustees, nominees and executive officers as a group (nine persons)(5)(6)(7)	2,006,512	*

*
Less than 1% of our common shares.

(1)
Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares.

(2)
The address of each of our Trustees, nominees and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)
This information is as of December 31, 2007 and is based solely on a Schedule 13G filed with the SEC on February 5, 2008 by a filing group including Barclays Global Investors, NA. Based on the information provided in such Schedule 13G, the relevant members of the group, together with their respective addresses are: Barclays Global Investors, NA and Barclays Global Fund Advisors, each with an address of 45 Freemont Street, San Francisco, California 94105; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London EC3N 4HH England; Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, each with an address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan; Barclays Global Investors Canada Limited, with an address of Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1, Canada; Barclays Global Investors Australia Limited, with an address of Level 43, Grosvenor Place, 225 George Street,

  P.O. Box N43, Sydney, NSW 1220, Australia; and Barclays Global Investors (Deutschland) AG, with an address of Apianstrasse 6, D-85774, Unterfohring, Germany. These entities report sole voting power over 10,555,307, 2,549,895, 191,374, 0, 486,457, 13,457, 0 and 0 shares, respectively, and sole dispositive power over 12,252,725, 2,549,895, 214,218, 0, 486,457, 13,457, 0 and 0 shares, respectively.

(4)
The information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2008 by The Vanguard Group, Inc., or Vanguard. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 85,846 shares and sole dispositive power over 13,927,092 shares. Additionally, the Schedule 13G states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 36,660 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of these shares.

(5)
Includes 1,000,000 of our common shares owned by SNH. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust, the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy may be deemed to have beneficial ownership of the common shares owned by SNH; however, each disclaims beneficial ownership of these shares. Under applicable regulatory definitions, Mr. Zeytoonjian, who is an Independent Trustee of SNH, may also be deemed to have beneficial ownership of SNH's 1,000,000 common shares; however Mr. Zeytoonjian disclaims beneficial ownership of such shares, which are not included in the number of shares beneficially owned by Mr. Zeytoonjian in this table.

(6)
Includes 625,148 common shares owned by a corporation of which Mr. Barry Portnoy is the sole shareholder.

(7)
Includes 8,000 common shares owned by Mr. Zeytoonjian's wife. Mr. Zeytoonjian disclaims beneficial ownership of these shares.

Related Person Transactions and Company Review of Such Transactions

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Managing Trustee or executive officer, any member of the immediate family of any Managing Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board should act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below, including those which predated the adoption of our Governance Guidelines, were reviewed and approved by a majority of the disinterested Trustees.

        We have agreements with RMR to originate and present investment and divestment opportunities to us and to provide property management and administrative services to us. These agreements are subject to the annual review and approval of our Independent Trustees. Any termination of our contract with RMR would cause a default under our revolving credit facility, if not approved by a majority of lenders. RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy, who are our Managing Trustees. Each of our executive officers are also officers of RMR. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per common share, as defined, plus property management fees equal to 3.0% of gross rents and construction management fees equal to 5.0% of certain construction costs. The incentive fee to RMR is paid in our common shares. Our total fees to RMR were $60.4 million for 2007. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management or other services. Our Audit Committee appoints our Director of Internal Audit, and our Compensation Committee approves his salary. Our Compensation Committee also approves the costs which we pay with respect to our internal audit function. Our pro rata share of RMR's costs in providing that function was approximately $170,000 in 2007. At December 31, 2007, beneficial owners of RMR and its affiliates owned 1,475,291 of our common shares and received distributions from us totaling $1.2 million in 2007. RMR and an affiliate also lease approximately 32,500 square feet of office space from us at rental rates which we believe to be commercially reasonable. Rent received under these leases totaled approximately $629,000 during 2007. All transactions between us and RMR and affiliates are approved by our Independent Trustees. Our Audit and Compensation Committees are composed solely of Trustees who are independent of RMR.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is currently, or has been, at any time since our formation, an officer or employee of the company. No interlocking relationship exists between any member of our Board or the Compensation Committee and any member of the board or compensation committee of any other company. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2007, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2006 and 2007. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us in the last two fiscal years were as follows:

	2006	2007
Audit Fees	$829,000	$840,000
Audit Related Fees	32,000	32,000
Tax Fees	17,100	13,700

Subtotal	878,100	885,700
All Other Fees	—	—

Ernst & Young LLP Total Fees	$878,100	$885,700

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been pre-approved by our Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify the Audit Committee when pre-approved services are undertaken and the Committee or its chairperson may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2006 and 2007 were approved by our Audit Committee. The total fees we paid to Ernst & Young LLP for services in 2006 and 2007 are set forth above. Audit related fees in 2006 related to services provided with respect to our leases and acquisitions. Audit related fees in 2007 related to services provided with respect to our leases. The tax fees in 2006 and 2007 were for services involved in reviewing our tax reporting. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS TO BE VOTED UPON

Item 3.    Proposal by the Service Employees International Union

        The benefit funds office of the Service Employees International Union, SEIU Master Trust, 10 Dupont Circle, N.W. Ste. 900, Washington, D.C. 20036, which owns 29,100 shares of the company's common shares, has given the company notice of its intention to introduce the following resolution at our annual meeting:

        RESOLVED that shareholders of HRPT Properties Trust ("HRP") urge the board of trustees to adopt a policy that the board shall designate a trustee who is independent of both HRP and Reit Management & Research LLC ("RMR") to serve as chairperson. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairperson if a current chairperson ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance with the policy is excused if no independent trustee is willing to serve as chairperson.

  Supporting Statement of the SEIU Master Trust:

        It is difficult to overstate the importance of the board of directors (called the board of trustees at HRP) in our system of corporate accountability. As a Conference Board Commission 2003 report stated, "Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served."

        HRP does not identify any trustee as board chairman, nor as lead or designated trustee. In our opinion, an independent board leader would be better positioned and better able to advocate for shareholders' interests and would counterbalance the influence of the company's founder playing multiple roles within the RMR/HRP structure.

        Currently, HRP founder and managing trustee Barry Portnoy is the majority beneficial owner of RMR, which manages the operations of HRP and its subsidiaries. We believe that this arrangement could impair the board's effectiveness in representing shareholders' interests. Mr. Portnoy also serves as managing trustee of three affiliated companies: Hospitality Properties Trust, Senior Housing Properties Trust and the RMR Funds, all of which are managed by RMR.

        As a trustee to related corporate entities, there is a risk that Mr. Portnoy's interests will conflict with the board's duty to oversee our company's business and affairs. Specifically, we are concerned about the board's ability to monitor the extensive transactions between HRP and RMR. RMR conducts the day-to-day business of HRP, provides administrative services to HRP, manages its properties, and presents investment opportunities to the HRP board of trustees. HRP's trustees are charged with approving transactions between HRP and RMR.

        Industry watchers have expressed concern as well. As an August 2007 Cantor Fitzgerald stock report on HRPT notes, "we believe the shares deserve to trade at a discount to the peer group, due to an outside advised corporate structure." An earlier Stifel Nicolaus analyst report states, "It is our belief that the outside advisory structure is not ideal, primarily due to the potential conflict of interest concerns. This structure, which is not followed by any of HRPT's peer group, may result in a discount when valuing HRPT." Further, HRP's total shareholder returns have lagged behind its peer group for the past one, three and five years. Therefore, we believe that independent board leadership is critical.

        We urge shareholders to vote "FOR" this proposal.

  The Company's Response:

        We believe the proposal contained in Item 3 is being presented by the SEIU Master Trust (the "Union") as part of a campaign to unionize unrelated third party contractors with whom the company does business. We believe the Union's true objective is not to pursue the best interests of the company's shareholders, but is to pressure the company's management to accede to the Union's demands that the company change its contracting policies. We urge shareholders to vote "AGAINST" the proposal.

        The company currently awards maintenance contracts for its properties using a competitive bid process whereby the lowest priced, qualified, service providers are selected. We do not discriminate for or against unionized contractors, and several of our contractors employ unionized personnel or pay union scale wages. We have explained these policies to the Union's representatives. Nonetheless, starting about two years ago, the Union began to demand that the company only contract with unionized contractors or otherwise encourage its contractors' employees to join the Union, including picketing the company's 2006 annual meeting.

        To further its own separate agenda, which we believe is contrary to the best interests of the company's shareholders generally, the Union has selectively quoted two stock research reports out of context: the Union has quoted a portion of a sentence in an August 9, 2007 stock research report by Cantor Fitzgerald and two sentences from a November 9, 2005 stock research report by Steifel, Nicolas & Company. In fact, neither or these reports expressed concern with respect to the ability of our Board of Trustees to effectively monitor the company's contracts with RMR:

  •
  In the same sentence of the Cantor report from which the Union draws its quote—but in a portion of the sentence the Union omits—the Cantor report states that the company has a "historical track record of fiduciary responsibility."

  •
  Similarly, in the sentence immediately following the two sentences from the Steifel report quoted by the Union, that report acknowledged that RMR "has a long track record of being a good fiduciary."

        Although the company's Board believes the Union's motivation for presenting the proposal in Item 3 and its misleading statements in support of this proposal may be appropriate reasons to reject this proposal, the Board has periodically considered the concept of having an independent chairman.

        We believe that all publicly owned companies need effective governance structures:

  •
  No person is currently designated as chairman of our Board, but different Board members often take the lead in discussions affecting business which reflects their responsibilities as Board committee chairs or otherwise.

  •
  Our bylaws require that a majority of our Board be composed of Independent Trustees who are not involved in our day to day activities, who are not employees of RMR and who otherwise qualify as "independent" pursuant to the requirements in our declaration of trust and corporate governance standards for companies listed on the NYSE.

  •
  Our bylaws establish three standing committees of our Board which have responsibilities related to our governance: (i) an Audit Committee which reviews our financial reports, selects our independent accountants and determines the compensation paid to our independent accountants; (ii) a Compensation Committee which annually reviews our contracts with RMR and administers all our equity compensation awards; and (iii) a Nominating and Governance Committee which considers nominees to serve on our Board and establishes and administers our Governance Guidelines and Code of Conduct. Each of these Committees is chaired by an Independent Trustee and each Committee is composed 100% of Independent Trustees.

  •
  Our Independent Trustees appoint the person who serves are our Director of Internal Audit and they determine his compensation. Moreover, the Independent Trustees approve our internal audit plans and periodically establish internal audit projects.

  •
  Our Independent Trustees regularly meet to consider company business without the attendance of our Managing Trustees or our officers, and they frequently meet separately with our officers, with our Director of Internal Audit and with our outside accountants.

        We agree with the motivations which often support proposals for an independent chairman that board members of a publicly owned company need to be able to set agendas and candidly conduct their deliberations. However, we do not believe that a "one size fits all" approach of requiring an independent chairman is the only, or always the best, way to achieve these objectives. Our Nominating and Governance Committee annually reviews our governance rules and procedures and it may in the future decide that an independent chairman is appropriate. At present, however, we believe the Union's proposal is a smokescreen for its true agenda and that the Board's current approach to governance is appropriate.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" ITEM 3. PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "AGAINST" ITEM 3 UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board

                      JOHN C. POPEO, Secretary

Newton, Massachusetts
April 21, 2008

IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf. If you have any questions or need assistance in voting your shares, please call the firm assisting the company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

HRPT PROPERTIES TRUST

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 12, 2008

9:30 a.m.

Sheraton Newton Hotel

320 Washington Street

Newton, MA 02458

HRPT Properties Trust 400 Centre Street Newton, MA 02458	Proxy

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the HRPT Properties Trust Annual Meeting of Shareholders, including our annual report and the proxy statement, are available over the internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials.

This proxy is solicited on behalf of the Board of Trustees of HRPT Properties Trust for use at the Annual Meeting on June 12, 2008.

The undersigned shareholder of HRPT Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints John A. Mannix, Adam D. Portnoy and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, 02458, on Thursday, June 12, 2008, at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2 AND “AGAINST” THE SHAREHOLDER PROPOSAL IN ITEM 3. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 11, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

HRPT PROPERTIES TRUST	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
400 CENTRE STREET NEWTON, MA 02458	COMMUNICATIONS If you would like to reduce the costs incurred by HRPT Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 11, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to HRPT Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HRPTP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HRPT PROPERTIES TRUST

Our Board of Trustees Recommends a Vote “FOR” the Nominees for Trustee in Items 1 and 2 and “AGAINST” the Proposal in Item 3.

Vote on Nominees for Trustees

1.	To elect one Independent Trustee in Group I to our Board.	For	Withhold
Nominee:
	Frederick N. Zeytoonjian	☐	☐

2.	To elect one Managing Trustee in Group I to our Board.	For	Withhold
Nominee:
	Barry M. Portnoy	☐	☐

	For	Against	Abstain
Vote on Shareholder Proposal

3.

To approve a shareholder proposal, if it is properly presented at the meeting, requesting our Board of Trustees to adopt a policy that the Board will designate a Trustee who is independent of both the company and Reit Management & Research LLC to serve as chairperson of our Board.

	☐	☐	☐

4.

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2 AND “AGAINST” THE SHAREHOLDER PROPOSAL IN ITEM 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes, please check this box and write them on the back where indicated.	☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting	☐ Yes	☐ No
purposes only.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458 PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held on Thursday, June 12, 2008
INTRODUCTION
Items 1 and 2. ELECTION OF TRUSTEES
  Item 1: Election of One Independent Trustee
  Item 2: Election of One Managing Trustee
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2007 AND 2006
GRANTS OF PLAN BASED AWARDS FOR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2007
OPTION EXERCISES AND STOCK VESTED FOR 2007
TRUSTEE COMPENSATION FOR 2007
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO BE VOTED UPON
  Item 3. Proposal by the Service Employees International Union
OTHER MATTERS